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                                                     FMC Corporation
SIGNATURE                                            Quarterly Report
                                                     on Form 10-Q for
                                                     March 31, 1996


Exhibit 15     Letter re: Unaudited Interim Financial Information
               --------------------------------------------------



April 15, 1996

Securities and Exchange Commission
Washington, D.C.  20549



We are aware of the incorporation by reference in the Registration Statements (Form S-3 No. 33-62415, Form S-3 No. 33-45648, Form S-8 No. 33-10661 and Form S-
8 No. 33-7749) of FMC Corporation for the registration of its common stock of our report dated April 15, 1996 relating to the unaudited interim financial statements of United Defense, L.P. which is included in the Form 10-Q of FMC Corporation for the quarter ended March 31, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


Ernst & Young LLP